SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           Form 8-K

                        CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 1999

                     Commerce Group Corp.
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(Exact name of registrant as specified in its charter)



Delaware                     1-7375                 39-6050862
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(State or other    (Commission File Number)      (IRS Employer
jurisdiction                                    Identification No.)
of incorporation)



         6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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     (Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310 fax:  (414) 462-5312

Item 5.  Other Events Material Disclosure

On January 27, 1999, the Company entered into an agreement with The Interactive Business Channel, Inc. (The IBC) of Irvine, California to develop an Internet business with the Company's wholly-owned subsidiary, Piccadilly Advertising Agency, Inc. (PAA) and to provide the Company with public relations services designed to give the Company more exposure on the Internet. The January 27, 1999 Agreement is included as Exhibit A. The business plan for Ecomm is included and referred to as Exhibit B.

In respect to the development of an Internet business, the Company has agreed to transfer 49% of the shares of (PAA) to The IBC. PAA is a Wisconsin corporation organized on July 9, 1974, to provide the Company and its affiliates with advertising services and it does not have an ownership interest in the Company's mining or other assets. On January 27, 1999, PAA's articles of incorporation were amended to change the name of the Corporation to Ecomm Group Inc.(Ecomm), and Ecomm reserved the domain name of ECOMMGROUP.COM. Ecomm's business strategy is to build its Web portal through the acquisition and consolidation of selected Internet companies. It presently has a letter of intent to acquire an Internet company and has discussed the acquisition or merger with several other Internet companies. It plans to launch its site prior to June 30, 1999.

In respect to the public relations services made as part of the January 27, 1999 agreement, The IBC has agreed to disseminate information regarding the Company on the Internet with a view towards developing a more widespread interest in the Company. The IBC was fully advised that the Company has been advised by the National Association of Securities Dealers Automated Quotations Systems SmallCap (and/or the Nasdaq Stock Market or Nasdaq - AmexMarket Group-Nasdaq) that it will be delisted unless on or before February 10, 1999, the Company evidences a closing bid price equal to or greater than $1.00 per share. The Company agreed to pay The IBC minimum compensation for its public relations and consulting work in the form of 10,000 shares of the Company's common stock, and also agreed to issue warrants to purchase 500,000 shares of the Company's common stock at the price of $0.10 per share if the conditions imposed by Nasdaq for the Company's continued listing are met.

On January 29, 1999, the Company issued a press release entitled "Commerce Group Corp. Subsidiary Plans New Web Portal To Model Go2Net Strategy And Invites Web Sites To Participate In Acquisition Program." On January 28, 1999, at approximately 17:29 C.D.T., the Company had provided Nasdaq with an advance copy of the press release pursuant to Nasdaq Marketplace Rule 4120 and had received no comments.

On January 29, 1999 at 16:28:43 Nasdaq halted the trading of the Company's shares. Also on January 29, 1999, Nasdaq requested information from the Company which the Company in turn furnished on January 31, 1999. On February 1, 1999, Nasdaq requested additional information which the Company furnished on February 3, 1999. The Company had a telephone conference call with Nasdaq personnel on Thursday, February 4, 1999 at approximately 4:00 p.m. C.D.T.

Additional information on the Companies' expected business relationship with The IBC follows:

Development of a Website and the Acquisition of Internet companies
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The IBC has informed the Company that it has owned and operated the
ibchannel.com website since June of 1997, and that its website has grown to over 500,000 hits in January 1999. The IBC plans to develop Ecomm primarily by outsourcing production work to web design and development companies. The IBC has identified the key aspects of launching Ecomm's Internet business in the near future. Ecomm's business strategy is to build its web portal through the acquisition and consolidation of selected Internet companies. Ecomm will review, evaluate, structure and acquire or merge Internet businesses; then it plans to combine them into its web portal. Ecomm presently has a letter of intent to acquire an Internet company and its president has discussed the acquisition or merger with several other Internet companies. In addition, the Company and The IBC have agreed to use their respective expertise to develop and incorporate a website related to the mining industry.

The Web portal will be set up in the following manner. The new websites that Ecomm acquires will function autonomously, but will be linked together and share the same brand name. Ecomm has arranged to have its own site, which will be launched soon. The Web portal will be maintained by The IBC and the companies it acquires and does not require substantial additional personnel. Technical support, marketing, advertising, and website maintenance will be handled by Ecomm Group Inc. and the companies it acquires. The IBC has been retained to assist the company in the aforementioned areas. Ecomm is currently evaluating data vendors such as Quote.Com, Zacks.Com, BigCharts. Ecomm plans to purchase Web Ware's Portal in a Box, which provides companies with a turnkey Web Portal Web Site.

The Web portal will derive revenue from e-commerce, joint venturers, strategic alliances and from other revenue streams. The Web portal will serve any Internet customers seeking services including: free e-mail, chat, free web pages, auctions, and instant messaging. Its potential customers will be the customers that the acquired Internet companies have and it will build on that base through marketing and advertising.

In consideration of the foregoing, the Company agreed to issue at no cost to The IBC the ownership of 49% of Ecomm's common shares. On January 31, 1999, Mr. Matthew Marcus was elected as the President and Director of Ecomm. Mr. Edward A. Machulak (son of Edward L. Machulak) the Director, Executive Vice President and Secretary of the Company continues his position as the Secretary and Director of Ecomm. One of his companies, MacPak, Inc., has developed an on-line city guide portal named miy.com and his company has been developing websites for others. Mr. Edward L. Machulak, the Company's Chairman, Chief Executive Officer and Treasurer continues his position as the Treasurer and as a Director of Ecomm.

Public relations and communications services
--------------------------------------------

The IBC has agreed to provide on-going professional guidance to the Company for the purpose of enhancing the Company's exposure in order to meet the National Association of Security Dealers Automated Quotations System Small-Cap requirements to maintain a one dollar ($1.00) or higher bid price.

Among other things, The IBC has agreed to publicize the Company at its existing website (http://www.ibchannel.com) where it intends to present summary information on the Company, create a hyperlink to the Company's own website and the Company's stock quote, chart, and related information, and provide a means for investors to obtain information on the Company through an e-mail request. The IBC has agreed to update the website as needed, forward e-mail leads to the Company, and develop and maintain lead database. The IBC has agreed to feature the Company in The IBC Newsletter (http://www.ibchannel.com/stockline.shtml.) and provide a link to its discussion group (http://www.thestocktalk.com).

In consideration for The IBC services to be rendered, the Company has agreed to issue warrants to The IBC under the following conditions:

The parties recognize that Nasdaq has notified the Company that unless its stock trades above $1.00 bid per share for ten consecutive trading days prior to February 10, 1999, it will be delisted from the exchange. If the Company's stock trades above $1.00 bid per share for ten consecutive trading days prior to this deadline, and meets the Nasdaq requirements, the Company will issue to The IBC warrants to purchase 500,000 shares of its ten cent ($0.10) par value common stock at a price of ten cents ($0.10) per share. If the warrants are exercised the Company will issue shares from those shares it has reserved under its existing Form S-8 Registration Statement No. 333-59209. Although the parties in good faith believe that these shares can be issued for services provided under this agreement, the Company made no warranty or assurance that this is the case. As compensation for its public relations and other consulting services, the Company has agreed to convey to The IBC a minimum of 10,000 shares of its common stock, ($0.10 par value).

In addition, the Company is including the following news releases as exhibits:

Exhibit C

Commerce Group Corp. Subsidiary Plans New Web Portal To Model Go2Net Strategy And Invites Web Sites To Participate In Acquisition Program.

Exhibit D

Commerce Group Corp. Provides Information to Nasdaq And Continues To Trade On The Boston Stock Exchange Under The Symbol CMG

Exhibit E

The Boston Stock Exchange Halts Trading of Commerce Group Corp.'s Shares After Its Subsidiary Announces Plans To Develop a New Web Portal.

This document includes certain "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, included herein, including without limitation, statements regarding potential mineralization and reserves, exploration results, and future plans and objectives of Commerce Group Corp. ("Commerce"), are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from Commerce's expectations are disclosed under various sections of this and other documents filed from time to time with the United States Securities and Exchange Commission, the Boston Stock Exchange, Inc., and the National Association of Security Dealers Automated Systems.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                COMMERCE GROUP CORP.
                                (Registrant)



                                /s/ Edward L. Machulak
Date:  February 6, 1999         --------------------------
                                By:  Edward L. Machulak
                                     President

                                 EXHIBIT A
                                 ---------

                              Ecomm Group Inc.
                           6001 North 91st Street
                            Milwaukee, WI 53225
                              (414) 462-5310

                                 BUSINESS
                                 --------

Ecomm Group Inc. is an interactive technology and media company that believes that a significant opportunity exists to develop and consolidate certain fragmented niches of the Internet community into a web portal. Ecomm Group Inc.'s principal business is to evaluate, structure and complete Internet related business combinations in the form of investment in or a merger or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

                              THE OPPORTUNITY
                              ---------------

Because the Internet is growing so rapidly, specialized or niche portals are being developed as the hubs or gateways to the Internet for groups of individuals with specific interests. For example, iVillage and Women.com are Internet portals for women, c/Net (NASDAQ: CNET) and ZDNet (NYSE: ZD) are Internet portals for computers and technology, and MecklerMedia's (NASDAQ: MECK). Internet.com is a portal to the Internet for Internet technology and business.

Ecomm's new web portal will provide a full range of the web's most popular services. These services include free web-based e-mail similar to HotMail (NASDAQ: MSFT), free web page communities similar to GeoCities (NASDAQ: GCTY), chat communities similar to TalkCity, auctions similar to e-Bay (NASDAQ: EBAY) and uBid (NASDAQ: UBID), targeted advertising similar to DoubleClick (NASDAQ:DCLK) and Flycast, instant messaging similar to America Online (NYSE: AOL), a personalized start page similar to Netscape (NASDAQ: NSCP) , product suggestion similar to Amazon.com (NASDAQ:AMZN), a topical Internet Directory similar to Yahoo (NASDAQ:
YHOO), and e-commerce similar to OnSale (NASDAQ:ONSL) and Digital River (NASDAQ: DRIV).

In terms of business or finance content, there is a wealth of financial resources and information available on the Internet. However, few Web sites provide custom commodity information combined with quality proprietary content from business and financial writers and analysts. In addition, as use of the Internet expands, Ecomm Group Inc. believes that there will be an increasing demand for Internet-related information ranging from elementary aspects of the Internet to the latest Internet software and technology enhancements, as well as the other corresponding products and services. Ecomm Group Inc. believes that a significant opportunity exists to exploit certain niches of the Internet user community by providing business and finance related content.

The Company's Internet site seeks to attract what Ecomm Group Inc. believes is the typical Internet user of today (18 to 39 years old, middle- to upper-middle class and college-educated) and the advertisers wishing to reach this target market. In order to reach this target market and advertisers, the Company's Internet site seeks to provide:

* An Interactive online environment in which content is updated frequently and visitors are active participants, interacting with both users and one another;

* Content that captures and retains visitors interest by entertaining, providing varying perspectives and encouraging users to participate or take action on the information provided;

* Ease of use of the Internet site through its design, communication and navigation features and tools; and advertising and sponsorship opportunities through an approach combining brand integration, animated advertising, product promotion and content area sponsorship.

The Company's objective is to be a leading provider of content on the World Wide Web, specifically in the areas of business and finance. Ecomm Group Inc. focuses on utilizing innovative technologies to deliver its content and to enhance the attractiveness and utility of its product offerings with specially designed graphics and animation. The Company's Goal is to provide interactive content in all of its content areas, and to seek advertisers and sponsors who wish to access the demographic groups using the Company's Internet site.

                          INDUSTRY BACKGROUND
                          -------------------

Growth of the Internet and the World Wide Web
----------------------------------------------
The Internet is a global collection of thousands of computer networks interconnected to enable commercial organizations, educational institutions, government agencies and individuals to communicate electronically, access and share information, and conduct business. Much of the growth to date in the use of the Internet by businesses and individuals is due to the emergence of the World Wide Web. The World Wide Web is a network medium that includes a wide range of content and activities. Within the World Wide Web there can be found content such as magazines, news and sports information, radio broadcasts, and corporate, product, educational, research and political information, as well as activities such as customer service, electronic commerce, hotel and airline reservations, banking, games and discussion groups. Electronic documents or "Web pages," which may contain textual, audio and video information, are published on the World Wide Web on what is referred to as a "Web site" in a comm on format. Users can view and move among these Web pages by using software called "Web browsers" such as Netscape Navigator or Microsoft Internet Explorer. Users specify which electronic documents they wish to view with their Web browser by entering a document's unique electronic Web address, or Universal Resource Locator ("URL").

International Data Corporation estimates that the number of Internet users is projected to reach 199 million users in 1999, of which 125 million users are estimated to be accessing the World Wide Web. Ecomm Group Inc. believes that the growth in the number of Internet users and Web sites has been fueled principally by significant investments by leading technology and computer software companies, public interest and the potential pervasive effect of the Internet on virtually every industry. In particular, the existing and increasing number of personal computers in the workplace and at home, improvements in the performance and speed of personal computers and modems, the development of easy-to-use graphical user interfaces, improvements in the network infrastructure, the enhanced ease of access to the Internet by Internet service providers, consumer-oriented Internet services and long-distance telephone companies, the emergence of standards for Internet navigation and information access and the declining costs of Internet service have all been contributing factors to the current growth in the use of the Internet and the World Wide Web by businesses and individuals.

Content on the Internet and in Traditional Media
------------------------------------------------

The World Wide Web provides the opportunity for Internet content providers to create a product that is timely, interactive, and offers information in a manner not typically produced by traditional forms of media. While the print media can be comprehensive with respect to its subject matter and the television broadcast media is well-suited to conveying content with a high degree of audio and visual information, each generally lacks interactivity and the information provided thereby cannot be personalized or customized. In addition, the print media lacks the ability to provide real-time information and the television broadcast media typically offers only a broad coverage of the subject matter. Web sites can offer the user archives, related stories and other tools to enhance the attractiveness and utility of the information received. The World Wide Web also makes it possible to deliver personalized, real-time information to the user through software applications that allow the user to customize and manipulate the information accessed. The delivery of Internet content may be used not only to address a user's preferences, but also to optimize, among other things, the utility thereof based on the user's computer hardware, software and bandwidth. Ecomm Group Inc. believes that many of the more prominent Web sites have been successful in creating "virtual communities" by offering the user opportunities to, among other things, congregate, trade information, make purchases and interact with the content and/or programs. Ecomm Group Inc. believes that Web sites that have been successful in building a "virtual community" among its users have been able to significantly increase the number of users accessing their particular Web site.

Ecomm Group Inc. believes that new technologies developed specifically for use on the Internet, such as the "Java" programming language developed by Sun MicroSystems, Inc., will help to fuel continued growth in the use of the Internet. The Java programming language represents an evolution of languages such as "C" and "C++." It combines the simplicity of "C" with object oriented principles found in "C++" and adds, among other things, platform independence and what Ecomm Group Inc. believes is an effective security model. In theory, a computer program written in Java may be run on any operating system, eliminating the expense and work involved in porting computer code between platforms. Java also offers security features that enable the safe execution of downloaded computer code, which has accelerated a shift in distribution models from shrink-wrapped software to direct electronic delivery via the Internet. Two of the most widely used Web browsers, Netscape Navigator and Microsoft Inte rnet Explorer, both employ the use of Java.

Business Opportunities on the Internet
--------------------------------------

Ecomm Group Inc. believes that the leading Internet content providers will benefit from the increasing number of Internet users since advertisers will more likely advertise on Web sites that demonstrate a high volume of user traffic and provide advertising programs designed for specific demographic groups. As a result, Ecomm Group Inc. believes that a significant opportunity exists for companies providing original, entertaining, informative and compelling content on the Internet. Ecomm Group Inc. believes that a significant opportunity exists to exploit certain niches of the Internet user community by providing business and finance related content. Ecomm Group Inc. believes that the Internet market for advertising will continue to grow in the foreseeable future. According to Jupiter Communications, the market for Internet-based advertising and sponsorships amounted to approximately $55 million in 1995, and is expected to grow to approximately $4 billion by the year 2000.

Ecomm Group Inc. believes that an important factor in the recognition of the World Wide Web as a legitimate advertising medium is the ability to direct advertising to specific user groups, directly distribute targeted information to users on an individualized basis and receive timely feedback from users. Current technology allows Web sites to monitor the demographics of their users and deliver specific information to the advertisers and advertising agencies. Ecomm Group Inc. believes that continued improvements in the tools and technologies used to measure user response to advertisements on the Internet and to track purchasing decisions should increase the effectiveness and attractiveness of Internet-based advertising. The emerging model for advertising rates is that advertisers pay a premium for a targeted audience. The Internet can also provide the user with direct access to the advertiser with "click-through" advertisements, where an electronic transaction is capable of occurring immediately if the advertiser has a Web site capable of conducting sales and purchases via the Internet. Another perceived advantage of Internet-based advertising is that such advertising can be evaluated and monitored daily, and in the future should be capable of being monitored in real-time. If an Internet-based advertisement is not delivering the anticipated results, an advertiser can remove the advertisement within a short period of time and replace it with an advertisement that may be more likely to deliver the anticipated results.

In light of increased growth in the number of Internet users, certain content providers charge a subscription fee for users to access certain of their content as an additional revenue source. These subscription fees are charged to either supplement advertising revenues or as an entirely separate revenue model. For example, ESPNET.Sportszone charges its users for fantasy sports league participation, and selected sports columns, and Individual, Inc. charges for use of its NewsPage Web site, which provides a customized Internet newspaper. Additionally, Ecomm Group Inc. believes that the growth of the Internet and its adaptation to commercial use presents a significant new opportunity for merchants to reach a wider customer base. However, before Internet commerce can experience significant growth, consumers, merchants and financial institutions must be satisfied that the electronic manifestations of existing payment methods are as safe, convenient and secure as their current counterpar ts. No assurance can be given that such safe, convenient and secure Internet payments can be developed or, if developed, can be effectively used by, or be cost efficient for, most Internet users.

                                  STRATEGY
                                  --------

The Company's objective is to be a leading provider of content on the World Wide Web, specifically in the areas of business and finance. The Company's goal is to provide interactive content in all of its content areas, and to seek advertisers and sponsors who wish to access the demographic groups using the Company's Internet site. The inability of Ecomm Group Inc. to achieve any portion of its strategic goals may have a material adverse effect on its business, financial condition and operating results. There can be no assurances that Ecomm Group Inc. will be able to achieve any of such goals and, if not so achieved, that it will be able to develop and implement alternative strategic goals. Key elements of the Company's strategy include: Provide Compelling and Targeted Content. Ecomm Group Inc. seeks to create content that is original, entertaining, informative and compelling. The Company's Web site content focuses on what Ecomm Group Inc. believes are currently the most popular are as of interest on the Internet: business and finance. Ecomm Group Inc. seeks to offer information in these areas which is written by content contributors with demonstrated expertise, experience and notoriety in their fields. Ecomm Group Inc. supplements the content provided by these contributors with supporting commodity and other information and content provided by its in-house editorial staff. In addition, Ecomm Group Inc. recognizes that as its content areas grow, it may be useful to spin off certain content areas as their own URL's in order to maximize department revenues, and maximize the navigational intuitiveness and usability of the department.

In addition, Ecomm Group Inc. believes that the creation of a virtual community for the content found on its Web site is an important component in determining who chooses to access its Web site. In particular, the Company's content contributors and editors interact with users through electronic mail, and online question and answer sessions. Ecomm Group Inc. also encourages its users to submit articles and questions directly to its Web site. Ecomm Group Inc. hopes to provide content that is formed through an interaction between the Company's editorial staff and the users.

           Establish Market Awareness and Brand Recognition
           ------------------------------------------------

Ecomm Group Inc. believes that establishing and maintaining the Company's brand is a critical element of its operating strategy. Ecomm Group Inc. plans to create a brand identity that is built around authoritative commentary and innovative delivery of information. In this regard, Ecomm Group Inc. has placed significant emphasis on establishing brand identity for its product offerings. The Company's brand and corporate identity seeks to reflect an Internet site that provides a well-balanced array of programming with varying perspectives. Ecomm Group Inc. will seek to build and reinforce its brand through advertising on the Internet; in trade magazines and in other traditional forms of media; editorial coverage; and a public relations strategy that includes frequent press releases. Ecomm Group Inc. also believes that its brand will be reinforced as a result of the consistent design and imagery associated with each department of its Web site. Ecomm Group Inc. believes that by successful ly building its brand, there will be opportunities to expand into new content offerings.

Leverage Strategic Relationships. Ecomm Group Inc. seeks to leverage its current resources and infrastructure by entering into strategic relationships with third party developers of content and Internet-related technologies. Ecomm Group Inc. believes that these relationships will enhance the Company's product offerings while leveraging the Company's development, sales and marketing resources. Ecomm Group Inc. has established relationships with a number of leading information providers with respect to a significant portion of the commodity information included in the Company's Internet site. These relationships enable Ecomm Group Inc. to complement its proprietary content offerings with information developed or compiled by third parties.

Focus on Advertising Sales. Ecomm Group Inc. seeks to differentiate itself from other Internet companies by offering advertising and sponsorship opportunities that combine brand integration, animated advertising, product promotion and content area sponsorship. Ecomm Group Inc. seeks to assist sponsors and advertisers in promoting their products by providing alternatives to banner advertisements, which are the current advertising standard on the World Wide Web.

                          STRATEGIC RELATIONSHIPS
                          -----------------------

Ecomm Group Inc. intends to leverage its current development resources and infrastructure by entering into strategic and licensing relationships with third party developers of content and technologies. Ecomm Group Inc. has established relationships with a number of leading information providers

Ecomm Group Inc. is currently negotiating agreements with Quote.Com,
Zacks.Com, BigCharts, and many other data   vendors which Ecomm Group
Inc. believes will enhance its brand recognition and potentially expand its user base.

                              REVENUE SOURCES
                              ---------------

Sponsors/Advertisers: The typical advertiser being sought by Ecomm Group Inc. for its Web site is a large corporation or organization which currently advertises nationally in print, radio, television or electronic media. Ecomm Group Inc. seeks to establish advertising relationships with these potential advertisers through its own marketing and advertising sales department and to supplement these efforts from time to time through national advertising agencies. The pricing strategy will generally be based on the number of impressions delivered, with the goal of incentivizing advertisers to sign longer term agreements. No assurance, however, can be given that such pricing strategy can be implemented, or if implemented, will result in significant advertising revenues to the Company.

Subscriptions, Memberships and Other Transactions: Ecomm Group Inc. believes that there may be possibilities to segment certain proprietary content areas on the Company's Web site as subscription areas, specifically with stock recommendations in the business area, which have demonstrated popularity on the World Wide Web. As traffic to the Company's Web site increases, Ecomm Group Inc. will review other opportunities for deriving revenue, such as offering products and services from advertisers and sponsors and itself, if safe, secure electronic payments can be developed and widely implemented. There can be no assurance that Ecomm Group Inc. will be able to initiate or successfully operate electronic commerce, for itself or its sponsors/advertisers, through its Web site.

                            ADVERTISING SALES
                            -----------------

Ecomm Group Inc. expects to derive substantially all of its revenues from the sale of advertising on its Web site. Ecomm Group Inc. expects that its Internet-based advertising revenues will be derived from the sale of advertising and sponsorships by the Company's direct sales department supplemented from time to time with the use of national advertising agencies. To date, Ecomm Group Inc. has generated no cash advertising or sponsorship revenues.

Ecomm Group Inc. seeks to help grow the businesses of its potential sponsors and advertisers by providing an alternative to banner advertising, which is the current standard on the World Wide Web. To this end, Ecomm Group Inc. seeks to provide two advertising elements: custom brand integration and company promotion. The Company's advertising strategy is based on the concept of brand and product integration. Brand logos are integrated into areas of the Company's Web site without diminishing the presentation of the content. The brands are woven into the design of the Web site in an attempt to hold a user's attention with customized environments designed for each page. This approach is consistent with the Company's endorsement of the sponsorship model for advertising.

Ecomm Group Inc. believes that the sponsorship of Internet content will play an increasingly important role in generating advertising revenues. The World Wide Web is relatively new to sponsorships, but this concept has been around for almost 50 years in traditional forms of media, originating back in the days of Kraft Television Theater (1947) and the Texaco Star Theater (1948) and continuing today through corporate sponsorship of various forms of entertainment, such as sporting events and concerts. The key element of this approach for the sponsor is that the product or service becomes associated with the content or program. Ecomm Group Inc. believes that tasteful, authentic sponsorships will lead the user to believe that the sponsor is not being forced upon them, but rather is presenting a value-added product and a content program.

Ecomm Group Inc. seeks to offer each of its potential sponsors/advertisers the opportunity to access the number of times their advertisements are viewed on a daily basis through the establishment of a private, dedicated URL located on the Company's Web servers. Ecomm Group Inc. believes that this process will make it easier for the sponsor/advertiser to monitor the success of a particular advertisement on a daily basis, and will give the sponsor/advertiser more confidence in the accuracy of the number of advertisement impressions delivered on the Company's Web site. In order to further serve the sponsor/advertiser, Ecomm Group Inc. plans to establish during 1997 a page on its Web site where the user will be asked from time to time to respond to a short survey in return for the opportunity to win prizes provided by either Ecomm Group Inc. or a sponsor/advertiser. Ecomm Group Inc. believes that such surveys may result in generating more interest in specific content areas and attract sp onsorship interest. No assurance, however, can be given that, if Ecomm Group Inc. is able to establish such a page on its Web site, users will actually participate in such surveys or that advertisers or sponsors will find such surveys of use or value to them.

Use of the Internet by consumers is at a very early stage of development, and market acceptance of the Internet as a medium for information, entertainment, commerce and advertising is subject to a high level of uncertainty. Ecomm Group Inc. believes that its success depends upon its ability to obtain significant revenues from its Internet operations, which will require the development and acceptance of the Internet as an advertising medium. Ecomm Group Inc. believes that most advertisers and advertising agencies have limited experience with the Internet as an advertising medium and neither advertisers nor advertising agencies have devoted a significant portion of their advertising budgets to Internet-related advertising to date. In order for Ecomm Group Inc. to generate advertising revenues, advertisers and advertising agencies must direct a portion of their budgets to the Internet as a whole, and specifically to the Company's Internet site. There can be no assurance that advertisers or advertising agencies will be persuaded, or able, to allocate or continue to allocate portions of their budgets to Internet-based advertising, or if so persuaded or able, that they will find Internet-based advertising to be more effective than advertising in traditional media such as television, print or radio, or in any event decide to advertise on the Company's Internet site. Moreover, there can be no assurance that the Internet advertising market will develop as an attractive and sustainable medium, that Ecomm Group Inc. will achieve market acceptance of its products or that Ecomm Group Inc. will be able to execute its business strategy successfully. Acceptance of the Internet among advertisers and advertising agencies will also depend on the level of use of the Internet by consumers, which is highly uncertain, and on the acceptance of the alternative new model of conducting business and exchanging information presented by the Internet. Advertisers and advertising agencies tha t have invested resources in traditional methods of advertising may be reluctant to modify their media buying behavior or their systems and infrastructure to use Internet-based advertising. Furthermore, no standards to measure the effectiveness of Internet-based advertising have yet gained widespread acceptance, and there can be no assurance that such standards will be adopted or adopted broadly enough to support widespread acceptance of Internet-based advertising. If Internet-based advertising is not widely accepted by advertisers and advertising agencies, the Company's business, financial condition and operating results will be materially adversely affected and Ecomm Group Inc. may cease to be a commercially viable enterprise.

                               MARKETING
                               ---------

The Company's marketing strategy is to enhance, promote and support a perception that the Company's Internet offerings have a balance of proprietary content and general subject matter in its content areas. Ecomm Group Inc. believes that it is necessary to provide the Internet user with content that allows them an opportunity to act on the information provided. To that end, Ecomm Group Inc. has positioned its technical team to supplement the content contributors and editors with interactive elements. This enhances the ability of Ecomm Group Inc. to provide Internet content that it believes to be creative, entertaining and unique to the Internet medium.

Ecomm Group Inc. will focus on a marketing strategy that will include informing all search/index guides and information Web sites about the Company's Web site; periodic press releases promoting new content, technologies, important hires and other strategic relationships; and advertising on Web sites and in trade magazines.

Ecomm Group Inc. believes that the combination of a strong brand identity and meaningful content is an approach that has been successful to date for certain of the prominent Web sites. In order to implement its marketing plan, Ecomm Group Inc. intends to routinely gather information regarding the types of content that Internet users seek. Ecomm Group Inc. intends to monitor users' needs and preferences primarily by periodically conducting focus groups and encouraging users to provide input in the form of electronic mail or soliciting such opinions through surveys completed in conjunction with contests conducted by the Company.

Each of these elements of the Company's marketing plan will depend upon the Company's ability to provide original, entertaining, informative and compelling content, which cannot be assured. If Internet users do not perceive the Company's Internet content to be such, or if Ecomm Group Inc. introduces new content or Web sites, or enters into new business relationships or strategies that are not favorably received, Ecomm Group Inc. would likely be unsuccessful in promoting and implementing its marketing plan. Furthermore, in order to attract and retain users and to promote and implement its marketing plan, particularly in response to competitive pressures, Ecomm Group Inc. may find it necessary to commit greater financial and personnel resources to providing Internet content or creating or maintaining its brand recognition. If Ecomm Group Inc. is unable to provide the contemplated content or otherwise fail to establish and maintain brand recognition, or if Ecomm Group Inc. incurs excess ive expenses in an attempt to improve its content or implement its marketing plan, the Company's business, financial condition and operating results would be materially adversely affected. See "Risk Factors."

                         RESEARCH AND DEVELOPMENT
                         ------------------------

A focus of the Company's research and development efforts is the enhancement of its content delivery and presentation through the use of Java-based software applications. Examples of potential Java-based software applications include the facilitation of multi-player games, a Java interface to a metasearch engine and enhanced financial monitoring and analysis tools. No assurance can be given that Ecomm Group Inc. will be able to develop enhancements to its content delivery or presentation or to develop any new Java-based software applications, or if so developed, that such enhancements or applications will be commercially viable.

Ecomm Group Inc. also focuses its research and development efforts on the development of new content areas and services that address the needs or preferences of certain demographic groups that, in the belief of management, may be attractive to advertisers and sponsors. No assurance can be given that Ecomm Group Inc. will be able to develop new content areas or services, or if so developed, that such content areas or services will be commercially viable.

                               COMPETITION
                               -----------

Ecomm Group Inc. competes with other Internet content providers for the time and attention of consumers and for advertising and subscription revenues. Competition among Internet content providers is intense and is expected to increase significantly in the future. The Company's Internet site competes against a variety of companies that provide similar content through one or more media, such as print, radio, television and the Internet. To compete successfully, Ecomm Group Inc. must develop and deliver popular, original, entertaining, informative and compelling Internet content to attract Internet users and to support advertising and, in the future, subscription fees. In the Company's niche of business and finance, sports and the Internet, in addition to competing with numerous newspapers, magazines, television programs and radio broadcasts that cover the same material, Ecomm Group Inc. competes with various Internet content providers such as Starwave Corporation, Microsoft Corporatio n, c/net, Inc., America OnLine, Inc., MGM Interactive, Inc., CompuServe, Inc., Prodigy Services Co., Excite, Inc., Infoseek Corporation, Lycos, Inc., Netscape Communications Corporation, Time Warner, Inc., PointCast Incorporated, SOFTBANK Corporation, Yahoo! Inc., SportsLine USA, Inc. and Wired Ventures, Inc. Many, if not all, of these competitors also offer a wider range of services than does the Company, which services may be sufficiently attractive to Internet users to attract users to their services and, consequently, dissuade them from accessing the Company's Internet site. If Ecomm Group Inc. is unable to attract a significant number of Internet users to its Internet site, the Company's business, financial condition and operating results will be materially adversely affected and Ecomm Group Inc. may cease to be a commercially viable enterprise.

The market for Internet content and services is relatively new, intensely competitive and rapidly evolving. There are minimal barriers to entry, and current and new competitors can launch new Internet sites at relatively low cost within relatively short time periods. In addition, Ecomm Group Inc. competes for the time and attention of Internet users with thousands of non-profit Internet sites operated by, among other persons, individuals, government and educational institutions. Existing and potential competitors also include magazine and newspaper publishers, cable television companies and start-up ventures attracted to the Internet market. Accordingly, Ecomm Group Inc. expects competition to persist and intensify and the number of competitors to increase significantly in the future. Should Ecomm Group Inc. seek in the future to attempt to expand the scope of its Internet site, it will compete with a greater number of Internet sites and other media companies. Because the operations and strategic plans of existing and future competitors are undergoing rapid change, it is extremely difficult for Ecomm Group Inc. to anticipate which companies are likely to offer competitive content and services in the future. There can be no assurance that the Company's Internet site will compete successfully.

Ecomm Group Inc. believes that the competitive factors attracting Internet users include the quality of presentation and the relevance, timeliness, depth and breadth of information and services offered by the Company. With respect to attracting advertisers and advertising agencies, Ecomm Group Inc. believes that the competitive factors include, among others, the number of users accessing the Company's Internet site, the demographics of such user base, the Company's ability to deliver focused and compelling advertising and interactivity through its Internet site and the overall cost-effectiveness and value of advertising offered by the Company. In addition, the success of the Company's business strategy depends on the sale of future Internet advertising at premium prices, based in part on the demographic characteristics of the Company's Internet users. With respect to attracting subscription-based users in the future, Ecomm Group Inc. believes that the competitive factors include, amo ng others, the quality, uniqueness and usefulness of the content being provided, the price charged for such content and the cost and accessibility of similar content through the Internet or competing media. Given the intense competition among Internet content providers and other media, there can be no assurance that Ecomm Group Inc. will be able to compete successfully with respect to any of these factors.

Many, if not all, of the Company's current and potential competitors have significantly greater financial, editorial, technical and marketing resources, longer operating histories, greater name recognition, and greater experience than the Company; and also have established relationships with advertisers and advertising agencies. Many, if not all, of such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive advertising and subscription price policies and devote substantially more resources to developing Internet content than the Company. There can be no assurance that Ecomm Group Inc. will be able to compete successfully against current or future competitors or that competitive pressures faced by Ecomm Group Inc. will not materially adversely affect the Company's business, financial condition and operating results. In addition, in response to competitive pressures, Ecomm Group Inc. may make certain pricing, content and/or marketing decisions o r enter into acquisitions or new ventures that could have a material adverse effect on the Company's business, financial condition and operating results.

                            EXHIBIT B
                            ---------

                            AGREEMENT


     This is an Agreement made this 27th day of January, 1999, by and between Commerce Group Corp. ("Commerce"), a Delaware corporation with its principal place of business at 6001 North 91st Street, Milwaukee, Wisconsin, 53225, and The Interactive Business Channel ("The IBC"), a Delaware corporation, with its principal place of business located at 19000 MacArthur Boulevard, #500, Irvine, California, 92612.

     WHEREAS, The IBC has expertise in the development of websites and is interested in jointly developing with Commerce a website having specialized information in mining activities; and

     WHEREAS, The IBC is an investor relations, direct marketing, publishing and public relations firm with expertise in the dissemination of information about private and publicly-traded companies; and is in the business of providing investor relations services, public relations services, publishing, advertising services, fulfillment services, marketing of business formats and opportunities, financing arrangements, private placements and other related programs, services and products; and

     WHEREAS, Commerce desires to publicize itself with the intention of making its name and business better known to its stockholders, investors, brokerage houses, potential investors or shareholders, and various media for the purpose of enhancing its common share value to meet the NASDAQ Small-Cap bid price of more than $1.00; and

     WHEREAS, Commerce requires investor relations/public relations services and desires to employ and/or retain The IBC to provide such services as an independent contractor, and The IBC is agreeable to such a relationship and/or arrangement, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement; and

     WHEREAS, Commerce presently has a wholly-owned subsidiary, Piccadilly Advertising Agency, Inc., ("Piccadilly") a Wisconsin corporation, which was incorporated for the purpose of undertaking advertising activities, and, Commerce is willing to engage with The IBC in the joint development of Piccadilly as an internet company; and

     WHEREAS, The IBC is aware that Commerce presently is listed on the Boston Stock Exchange, Inc. (BSE) and its trade symbols are "CMG" or "CMG.BN" and on the National Association of Security Dealers Automated Quotation Systems (NASDAQ) under the Small-Cap Issues with the trade symbol of "CGCOC"; and

     WHEREAS, The IBC is willing and able to provide Commerce with financial public relations and other consulting services as part of this Agreement;

     NOW THEREFORE, the parties agree as follows:

     1. Development of Website. Commerce Group will issue to The IBC non-dilutible common shares representing 49% of the stock issued and outstanding in its subsidiary, Piccadilly Advertising Agency, Inc., a Wisconsin corporation. The parties agree that they will take appropriate steps to change the name of Piccadilly to "Ecommgroup.com Inc." (if available). The IBC will use its best efforts and expertise to use Piccadilly as a vehicle for creating and operating an internet website with special emphasis on mining activities.

     2.   Public Relations and Consultant Services.   The IBC agrees to
provide Commerce with public relations and other related services primarily directed at providing information regarding Commerce on the Internet. Any and all press releases or other information used by The IBC in this respect must be pre-approved in writing by Commerce. The IBC is aware that Commerce is required to notify the U.S. Securities and Exchange Commission, the BSE, and NASDAQ of news announcements prior to their release to the public. In connection with the foregoing, the parties further agree:

     A. The IBC, in providing the foregoing services, shall be responsible for all of its costs of providing the services, including, but not limited to, out-of-pocket expenses for postage, delivery service (e.g. Federal Express), telephone charges, and compensation to third party vendors.

     B. The IBC shall NOT release any non-public information or data about Commerce without the written consent and approval of Commerce.

     C. The IBC will NOT release any non-public information or data about Commerce to any selected or limited persons(s), entity, or group if The IBC is aware that such information or data has not been generally released or promulgated by Commerce.

     3. The IBC Marketing Campaign. In addition to the above, The IBC agrees to perform the following program which is known as "The IBC Marketing Campaign" and is described below, at no cost to Commerce or to its subsidiary, Piccadilly:

     A. Featured Public Company Website - The IBC will develop, host, and maintain an IBC Feature Public Company Website at http://www.ibchannel.com which includes:

         (1) The IBC will Hyperlink to Commerce's website, company stock quote, and chart.
         (2) Commerce's summary, press releases, financials, and contact information.
         (3)  Investor package e-mail request form.

     B.  Featured Public Company Administration

         (1)  The IBC will update website as needed.
         (2)  The IBC will forward e-mail leads to Commerce.
         (3)  The IBC will develop and maintain lead database.

     C.  Featured Public Company Marketing

         (1) Commerce will be featured bi-monthly in The IBC Newsletter http://www.ibchannel.com/stockline.shtml.
         (2) The IBC will link Company Discussion Group to http://www.thestocktalk.com.

     4. Information. The IBC agrees that it will keep Commerce informed of its activities and the results thereof on a weekly or more frequent basis.

     5.   Minimum Compensation.   As compensation for its public
relations and other consulting services, Commerce will convey to The IBC a minimum of 10,000 shares of its common stock, ($0.10 par value) if and when it is determined that The IBC has not earned the warrants for Commerce common shares provided for in Paragraph 5 in this Agreement.

     6. Warrants. The parties recognize that NASDAQ has notified Commerce that unless its stock trades above $1.00 bid per share for ten consecutive trading days prior to February 10, 1999, it will be delisted from the exchange. If Commerce's stock trades above $1.00 bid per share for ten consecutive trading days prior to this deadline, Commerce will issue to The IBC warrants to purchase additional common shares from Commerce Group Corp. as compensation for its achievement. Specifically, if the conditions imposed by NASDAQ are met, Commerce will issue to The IBC warrants to purchase 500,000 shares of its ten cent ($0.10) par value common stock at a price of ten cents ($0.10) per share. In connection with these warrants, the parties further agree as follows:

     A. If the warrant is exercised, Commerce will issue shares from those shares it has reserved under its existing Form S-8 Registration Statement No. 333-59209. Although the parties in good faith believe that these shares can be issued for services provided under this agreement, Commerce can make no warranty or assurance that this is the case. It will be The IBC's obligation to seek whatever legal counsel it deems necessary to satisfy itself that shares issued pursuant to the warrants will be free tradable stock.

     B. Commerce represents that Edward L. Machulak, Edward A. Machulak, and John E. Machulak will not in any way without notice dispose, sell, hypothecate or transfer directly or beneficially owned shares of Commerce stock at any time before February 10, 1999.

     C. The aggregate purchase price for the warrants is $50,000 paid in cash; bank wire transfer; certified or cashier checks. Said warrant may be exercised in full or in part at The IBC's discretion except Commerce will be liable to pay for one transfer fee. All other transfer fees presently at $15.00 per certificate will be paid by The IBC to Commerce's transfer agent, Nevada Agency and Trust Company.

     D. Commerce promises and agrees to convey good, clear and marketable title to all the shares to be sold hereunder, the same to be free and clear of all liens and encumbrances. Full possession of said shares will be delivered.

     7. All of the terms, representations and warranties shall survive the closing. This agreement shall binding upon and inure to the benefit of Commerce and The IBC and their respective heirs, executors, successors and assigns.

     8. If this Agreement contains any term or provision which shall be invalid or against public policy or if the application of same is invalid or against public policy, then, the remainder of this agreement shall not be affected thereby and shall remain full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in triplicate on the day and year first above written.

COMMERCE GROUP CORP.               INTERACTIVE BUSINESS CHANNEL, INC.



/s/ Edward L. Machulak
_____________________________           /s/ Matthew Marcus
Edward L. Machulak, President      By:  _________________________________
                                        Matthew Marcus

                                 EXHIBIT C
                                 ---------

                            COMMERCE GROUP CORP.
                           6001 North 91st Street
                          Milwaukee, Wisconsin  53225
                Tel: (414) 462-5310    Fax: (414) 462-5312
                        E-Mail: comgroup@execpc.com
                     Website: www.execpc.com/~comgroup/

January 28, 1999
_________________________________________________________________________

                              News Release

Commerce Group Corp. Subsidiary Plans New Web Portal To Model Go2Net Strategy And Invites Web Sites To Participate In Acquisition Program


Milwaukee, WI - Commerce Group Corp.'s (Nasdaq: CGCOC) and (Boston
Exchange: CMG) announced today that its subsidiary, Ecomm Group Inc., is currently planning to consolidate niche web sites into a new web portal.

Ecomm believes that a significant opportunity exists to develop and consolidate certain fragmented niches of the Internet community into a web portal. An Internet portal is a hub or gateway to the Internet, such as Excite (NASDAQ: XCIT), Lycos (NASDAQ: LCOS), Go2Net (NASDAQ: GNET), and Infoseek (NASDAQ: SEEK), that provides many services and feature for its visitors. Because the Internet is growing so rapidly, specialized or niche portals are being developed as the hubs or gateways to the Internet for groups of individuals with specific interests. For example, iVillage and Women.com are Internet portals for women, c|Net (NASDAQ: CNET) and ZDNet (NYSE: ZD) are Internet portals for computers and technology, and MecklerMedia's (NASDAQ: MECK) Internet.com is a portal to the Internet for Internet technology and business.

Ecomm's new web portal will provide a full range of the web's most popular services. These services include free web-based e-mail similar to HotMail (NASDAQ: MSFT), free web page communities similar to GeoCities (NASDAQ: GCTY), chat communities similar to TalkCity, auctions similar to e-Bay (NASDAQ: EBAY) and uBid (NASDAQ: UBID), targeted advertising similar to DoubleClick (NASDAQ:DCLK) and Flycast, instant messaging similar to America Online (NYSE: AOL), a personalized start page similar to Netscape (NASDAQ: NSCP) , product suggestion similar to Amazon.com (NASDAQ:AMZN), a topical Internet Directory similar to Yahoo (NASDAQ:
YHOO), and e-commerce similar to OnSale (NASDAQ:ONSL) and Digital River (NASDAQ: DRIV).

Ecomm seeks to acquire niche Internet web site's which provide:

* An Interactive online environment in which content is updated frequently and visitors are active participants, interacting with both users and one another;

* Content that captures and retains visitors interest by entertaining, providing varying perspectives and encouraging users to participate or take action on the information provided;

* Ease of use of the Internet site through its design, communication and navigation features and tools; and advertising and sponsorship opportunities through an approach combining brand integration, animated advertising, product promotion and content area sponsorship.

Ecomm invites internet companies to participate in its acquisition program by calling (414) 462-5310.

Statements in this release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risk and uncertainties, including without limitation, continued acceptance of the company's services, increased levels of competition for the company, and dependence on the performance of the management of the company.

                                 EXHIBIT D
                                 ---------

                           COMMERCE GROUP CORP.
                          6001 North 91st Street
                        Milwaukee, Wisconsin  53225
                 Tel: (414) 462-5310    Fax: (414) 462-5312
                        E-Mail: comgroup@execpc.com
                     Website: www.execpc.com/~comgroup/

To Be Released on February 1, 1999
-------------------------------------------------------------------------

        Commerce Group Corp. Provides Information To Nasdaq
And Continues To Trade On The Boston Stock Exchange Under The Symbol CMG

Milwaukee, WI - February 1, 1999 - Commerce Group Corp. (Nasdaq: CGCOC) and (Boston Stock Exchange: CMG), announced today that the company is providing information concerning its planned Web portal requested by Nasdaq in order to resume trading.

The following items were requested by Nasdaq:

1. Please provide a chronology and discussion of events leading to the company's decision to develop a Web portal. Describe in detail the status of the company's Web portal plans. Including the timing of when the Web portal is anticipated to become operational. Provide a copy of the draft business plan pertaining to the establishment of the Web portal.

2. Explain how the company will fund the development of the Web portal.

3. Describe how the company will set up the Web portal. Include a discussion of the equipment, facilities and technology which the company has developed or plans to acquire in order to implement the Web portal. Provide a list of the personnel who will develop and market the Web portal.

4. Describe specifically what information, links or services the Web portal will provide and to whom the company expects to offer the Portal. Estimate the size of the company's expected customer base.

5. Discuss the current status of any agreements or discussions with other companies or advertisers with respect to the Web Portal. Provide copies of any agreements related to the Web portal.

6. Explain the company's plan for establishing revenue from Web portal. Include in your discussion the customer which the company anticipates the Web portal will serve.

There has been no additional information requested by the Boston Stock Exchange and Commerce Group continues to trade on the BSE under the symbol CMG.

Statements in this release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risk and uncertainties, including without limitation, continued acceptance of the company's services, increased levels of competition for the company, and dependence on the performance of the management of the company.

                               EXHIBIT E

                         COMMERCE GROUP CORP.
                        6001 North 91st Street
                      Milwaukee, Wisconsin  53225
             Tel: (414) 462-5310    Fax: (414) 462-5312
                     E-Mail: comgroup@execpc.com
                  Website: www.execpc.com/~comgroup/

                 For Immediate Release - February 1, 1999
-------------------------------------------------------------------------

                              News Release

The Boston Stock Exchange Halts Trading of Commerce Group Corp.'s Shares
    After Its Subsidiary Announces Plans To Develop a New Web Portal

           Response Submitted to Nasdaq & BSE Request Today


Milwaukee, WI - February 1, 1999-- The Boston Stock Exchange announced Monday morning that the trading of Commerce Group Corp.'s (Nasdaq:
CGCOC) and (Boston Exchange: CMG) common shares has been halted pending the review of the information submitted to it today.

Nasdaq and Boston confirmed that it has received from Commerce Group the responses to the information. Nasdaq has halted the trading of Commerce Group's shares until it is fully satisfied with the contents of the information submitted.

On January 29, 1999, Commerce Group announced plans to launch a new Web portal to model Go2Net's strategy and invited Web sites to participate in its acquisition program. The company's subsidiary, Ecomm Group Inc., is currently planning to consolidate niche Web sites into a new Web portal. Ecomm believes that a significant opportunity exists to develop and consolidate certain fragmented niches of the Internet community into a Web portal. An Internet portal is a hub or gateway to the Internet, such as Excite (Nasdaq:XCIT), Lycos (Nasdaq:LCOS), Go2Net (Nasdaq:GNET), and Infoseek (Nasdaq:SEEK), that provides many services and features for its visitors.

Because the Internet is growing so rapidly, specialized or niche portals are being developed as the hubs or gateways to the Internet for groups of individuals with specific interests. For example, iVillage and Women.com are Internet portals for women, c/Net (Nasdaq:CNET) and ZDNet
(NYSE:ZD) are Internet portals for computers and technology, and MecklerMedia's (Nasdaq:MECK) Internet.com is a portal to the Internet for Internet technology and business.

Ecomm's new Web portal will provide a full range of the Web's most popular services. These services include free Web-based e-mail similar to HotMail (Nasdaq:MSFT), free Web page communities similar to GeoCities (Nasdaq:GCTY), chat communities similar to TalkCity, auctions similar to e-Bay (Nasdaq:EBAY) and uBid (Nasdaq:UBID), targeted advertising similar to DoubleClick (Nasdaq:DCLK) and Flycast, instant messaging similar to America Online (NYSE:AOL), a personalized start page similar to Netscape (Nasdaq:NSCP), product suggestion similar to Amazon.com (Nasdaq:AMZN), a topical Internet Directory similar to Yahoo (Nasdaq:YHOO), and e-commerce similar to OnSale (Nasdaq:ONSL) and Digital River (Nasdaq:DRIV).

Ecomm seeks to acquire niche Internet Web sites which provide:

* An Interactive online environment in which content is updated frequently and visitors are active participants, interacting with both users and one another;

* Content that captures and retains visitors' interest by entertaining, providing varying perspectives and encouraging users to participate or take action on the information provided;

* Ease of use of the Internet site through its design, communication and navigation features and tools; and advertising and sponsorship opportunities through an approach combining brand integration, animated advertising, product promotion and content area sponsorship.

Ecomm invites Internet companies to participate in its acquisition program by calling Matthew Marcus at 949/442-8919 or via e-mail at ecommgroup@hotmail.com.

Statements in this release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risk and uncertainties, including without limitation, continued acceptance of the company's services, increased levels of competition for the company, and dependence on the performance of the management of the company.

Contact:  Commerce Group Corp.
          Investor Relations
          6001 North 91st Street
          Milwaukee, Wisconsin  53225-1795
          Tel:  (414) 462-5310
          Fax:  (414) 462-5312